News Release

THUNDER MOUNTAIN GOLD ANNOUNCES CLOSING OF US$1.0 MILLION CONVERTIBLE DEBT FINANCING

Boise, Idaho – May 3, 2012 - Thunder Mountain Gold, Inc. (the Company) (TSX-V: THM; OTCQB: THMG), a junior gold exploration mining company is pleased to announce that it has consummated a US$1.0 million convertible promissory note (the “Convertible Note”) as part of the financing agreement with Idaho State Gold Company, LLC an Idaho Limited liability company (“ISGC”). The Closing took place on May 1, 2012 and the Company received US$1,000,000.

The Convertible Note associated with the Project financing provides working capital required to advance the Company's projects and achieve some of its near-term milestones. The Company's President, Eric Jones, said "The Board and management are grateful to our partner - Idaho State Gold - for believing in our vision and ability to achieve our goal of developing the South Mountain Project.  We are looking forward to the coming months of project development."

Drafting of the Joint Venture Agreement is underway, following the execution of a Letter of Intent (the “Letter of Intent”) with the Boise Idaho-based private equity group, as announced in the Company’s April 18, 2012 news release.  The Letter of Intent outlines a plan where Idaho State Gold can earn up to a 75% participating interest in the project with an investment of US$18.0 million in the project.  The objective of the Joint Venture Agreement will be to advance the South Mountain property towards production, subject to completion of a positive feasibility study on the project.

Prior to its maturity date, the Convertible Note is convertible only upon the occurrence of certain events and during certain periods (“Mandatory Conversion”), and thereafter, at any time at the discretion of ISGC (“Voluntary Conversion”). Mandatory Conversion will occur when the Company and ISGC enter into and consummate a Joint Venture Agreement, and then the entire principal and accrued interest under the Convertible Note will be deemed a capital contribution under any Joint Venture Agreement. The Convertible Note will be secured by a first priority security interest over all of the Company’s assets and will pay interest at a rate of 8.00% annually. The Convertible Note is due and payable on or before the earlier of the following dates: (i) June 30, 2012, or (ii) fourteen business days following the date on which the parties mutually agree that they will not finalize a Joint Venture Agreement.  If ISGC and the Company do not execute and consummate a Joint Venture Agreement prior to the maturity date of the Convertible Note, then ISGC can voluntarily convert any or all of the unpaid principal and interest due under the Convertible Note. Upon voluntary conversion, ISGC will receive shares of the Company’s common stock equal to a conversion price of $0.08 per share.

There were no finder’s fees payable in connection with transaction and no registration rights were granted in conjunction with the Convertible Note or securities issuable under the Convertible Note.

Website: www.thundermountaingold.com                                                                                 OTCBB: THMG

   TSX-V: THM

The proceeds of the Convertible Note are required to be used for the following purposes:

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general corporate purposes,

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initiation of continued exploration work at the South Mountain project, and

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advancement of the Company’s other exploration projects, including Trout Creek, West Tonopah, Iron Creek/ CAS and Clover Mountain

The Convertible Note is subject to the approval of the TSX Venture Exchange.

In addition, the Convertible Note and securities issuable under the Convertible Note, are “restricted securities” under the United States Securities Act of 1933, as amended (the “Act”), and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Private Placement

The Company also announces that has approved a new non-brokered private placement of up to 4,000,000 units (each a “Unit”) at a price of US$0.12 per Unit for aggregate gross proceeds of US$500K (the “Private Placement”).  Each Unit will be comprised of one share of common stock and one-half of one common stock purchase warrant (each a “Warrant”) entitling the holder to purchase one additional share of common stock of the Company for a period of one year following the closing of the Private Placement at a price of US$0.20 per share.  The Warrants will be subject to an accelerated exercise period in the event that the Company’s shares trade at a price of greater than US$0.25 per share for 10 consecutive trading days at any time during the period following six months after the closing of the Private Placement.  The Company may pay cash finders’ fees and issue finders’ warrants in connection with the sale of Units attributable to arms-length finders, as permitted under the policies of the TSX Venture Exchange.  The proceeds raised pursuant to the Private Placement will be used for the following:

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exploration on the newly completed option on the Iron Creek cobalt gold project,

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initiation of exploration on the Thunder Mountain Gold/ Newmont Mining Trout Creek joint venture, and

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professional and other expenses relating to the negotiation of a definitive Joint Venture Agreement

The private placement remains subject to the approval of the TSX Venture Exchange.  The securities issued in the private placement will be subject to a four-month hold period in accordance with the policies of the TSX Venture Exchange and applicable Canadian securities legislation.  In addition, the securities will be “restricted securities” under the United States Securities Act of 1933, as amended.

The Company further announces that it will not be proceeding with the private placement of up to 2,500,000 common shares at a price of C$0.20 per share originally disclosed in its news releases dated December 9, 2011 and December 12, 2011.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Thunder Mountain Gold, Inc.

Thunder Mountain Gold, a junior gold exploration company founded in 1935, holds a 100% interest in several U.S. gold projects. The Company’s principal assets are The South Mountain Project – a historic former producer of gold, silver, zinc, lead, and copper, located in southern Idaho, just north of the Nevada border, and their Trout Creek Project – a grass roots gold target in the Eureka-Battle Mountain trend of central Nevada, currently under Joint Exploration Agreement with Newmont Gold.  For more information on Thunder Mountain, please visit the Company’s website at www.Thundermountaingold.com.

U.S. Securities Act of 1933

This press release does not constitute an offer of any securities for sale or a solicitation of an offer to purchase any securities.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the beliefs of management and reflect the Company's current expectations. The forward-looking statements in this press release also include information relating to the intention of the Company to complete a Joint Venture Agreement with ISGC pursuant to the Letter of Intent with ISGC previously disclosed. The forward-looking statements are based on certain assumptions, which could change materially in the future, including the assumption that the Letter of Intent and/or Convertible Note will lead to a definitive Joint Venture Agreement, that the transactions contemplated in the Letter of Intent will be completed, and that the Company will successfully consummate the intended Joint Venture. By their nature, forward-looking information involves known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include the risk that the transaction contemplated in the Letter of Intent may not result in a binding definitive agreement and any agreement may have terms and conditions different from those contemplated in the Letter of Intent that the Joint Venture may not be completed, and the Company may not advance the Projects contemplated in this press release. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, investors should not place undue reliance on forward-looking information. Forward-looking information is provided as of the date of this press release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required in accordance with applicable laws.

The risks and uncertainties that could affect future events or the Company's future financial performance are more fully described in the Company's quarterly reports (on Form 10-Q filed in the US and the financial statements and Form 51-102F1 filed in Canada), the Company's annual reports (on Form 10-K filed in the US and the financial statements and Form 51-102F1 filed in Canada) and the other recent filings in the US and Canada. These filings are available at www.sec.gov in the US and www.sedar.com in Canada. For all such forward-looking statements, the Company claims the safe harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All information in this release is as of May 2, 2012. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Cautionary Note to Investors

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.  The United States Securities and Exchange Commission (“SEC”) permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce.

For further information, please contact:

Thunder Mountain Gold Inc.

Eric Jones, President and C.E.O.

Email: eric@thundermountaingold.com

Phone: (208) 658-1037

Jim Collord, Vice President and C.O.O.

Email: jim@thundermountaingold.com

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